Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of deltathree, Inc., dated March 28, 2012, appearing in the Annual Report on Form 10-K of Deltathree, Inc. for the year ended December 31, 2011.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel

January 10, 2013